Exhibit 10.1
CHANGE IN CONTROL AGREEMENT
          THIS AGREEMENT, dated ___, ___, is made by and between US BioEnergy Corporation (the “Company”), and ___(the “Executive”).
          WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and
          WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and
          WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
          1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.
          2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2009; provided, however, that commencing on January 1, 2009 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred.
          3. Company’s Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. No Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive’s employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.
          4. The Executive’s Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive’s employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive’s employment for any reason.
          5. Compensation Other Than Severance Payments.
          5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive’s full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive’s full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period (other than any disability plan), until the Executive’s employment is terminated by the Company for Disability.
          5.2 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.
          5.3 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason; provided, however, that the Executive shall be entitled to a cash payment in respect of the Executive’s accrued paid time off, calculated based on the Executive’s base salary in effect at the Date of Termination (without giving effect to any change thereto constituting Good Reason).
          5.4 Upon the occurrence of a Change in Control, all of the Executive’s then-outstanding options, restricted stock and other equity awards from the Company which vest based on continued service with the Company shall immediately vest. All of the Executive’s then-outstanding options, restricted stock and other equity awards which vest based on the achievement of specific performance criteria will vest on a pro-rata basis to the extent that the performance criteria have been achieved as of the date of the Change in Control. If and to the extent actual performance results as of the Change in Control date cannot be determined at the time of the Change in Control, such performance-based equity awards will vest on a pro-rata basis as of the date of the Change in Control assuming performance at the target level was achieved.
          6. Severance Payments.
          6.1 Subject to Section 6.2 hereof, if the Executive’s employment is terminated during the two year period immediately following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 (“Severance Payments”), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive’s employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if within the 90 day period prior to a Change in Control (i) the Executive’s employment is terminated by the Company without Cause and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control.
          (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to [three] [two] times the sum of (i) the Executive’s base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the greater of (1) the target annual bonus of the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or (2) the annual bonus earned by the

Executive pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year ending immediately prior to the fiscal year in which occurs the Date of Termination.
          (B) For the [thirty-six (36)] [twenty-four (24)] month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents health, vision care and dental insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater after tax cost to the Executive than the after tax cost to the Executive immediately prior to such date or occurrence; provided, however, that, unless the Executive consents to a different method, such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive by a subsequent employer during the [thirty-six (36)] [twenty-four (24)] month period following the Executive’s termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive).
          6.2 (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a Change in Control or the termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the Severance Payments, being hereinafter referred to as the “Total Payments”) would not be deductible (in whole or part), by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.
          (B) For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.
          (C) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 6.2, the Total Payments paid to or for the Executive’s benefit are in an amount that would result in any portion of such Total Payments being subject to the Excise Tax, then, if such repayment would result in (i) no portion of the remaining Total Payments being subject to the Excise Tax and (ii) a dollar-for-dollar reduction in the Executive’s taxable income and wages for purposes of federal, state and local income and employment taxes, the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the Total Payments paid to or for the Executive’s benefit over the Total Payments that could have been paid to or for the Executive’s benefit without any portion of such Total Payments being subject to the Excise Tax; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive’s receipt of such excess until the date of such payment.
          6.3 Subject to Section 14 hereof, the payments provided in subsection (A) of Section 6.1 hereof shall be made not later than the fifth day following the Date of Termination. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
          6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.
          7. Termination Procedures and Compensation During Dispute.

          7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.
          7.2 Date of Termination. “Date of Termination,” with respect to any purported termination of the Executive’s employment after a Change in Control and during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
          7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.
          7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.
          8. No Mitigation. The Company agrees that, if the Executive’s employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, except as specifically provided in Section 6.1(B) hereof, no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.
          9. Successors; Binding Agreement.
          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.
          10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive’s signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:
US BioEnergy Corporation
5500 Cenex Drive
Inver Grove Heights, Mn 55077
Attention: General Counsel
          11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company only in the event that the Executive’s employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Dakota, without reference to the conflicts of laws provisions thereof. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.
          12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          14. Section 409A Compliance. It is the intention of the Company and the Executive that this Agreement not result in taxation of the Executive under Section 409A of the Code and the regulations and guidance promulgated thereunder and that the Agreement shall be construed in accordance with such intention. Without limiting the generality of the foregoing, the Company and the Executive agree as follows:

     (i) Notwithstanding anything to the contrary herein, if the Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) with respect to the Company, any amounts (or benefits) otherwise payable to or in respect of him under this Agreement pursuant to the Executive’s termination of employment with the Company shall be delayed, to the extent required so that taxes are not imposed on the Executive pursuant to Section 409A of the Code, until the earliest date permitted by Section 409A(a)(2) of the Code;
     (ii) For purposes of this Agreement, the Executive’s employment with the Company will not be treated as terminated unless and until such termination of employment constitutes a “separation from service” for purposes of Section 409A of the Code;
     (iii) To the extent necessary to comply with the provisions of Section 409A of the Code and the guidance issued thereunder (A) reimbursements to the Executive as a result of the operation of Section 6.1(B) or Section 6.4 hereof shall be made not later than the end of the calendar year following the year in which the reimbursable expense is incurred and shall otherwise be made in a manner that complies with the requirements of Treasury Regulation Section 1.409A-3(i)(l)(iv) and (B) if Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any reimbursements to the Executive as a result of the operation of such sections with respect to a reimbursable event within the first six months following the Date of Termination which are required to be delayed pursuant to Section 14(i) shall be made as soon as practicable following the date which is six months and one day following the Date of Termination (subject to clause (A) of this sentence); and
     (iv) If the provisions of Section 5.4 are applicable to an equity or equity-based award subject to the provisions of Section 409A of the Code and the immediate payment of the award contemplated by Section 5.4 would result in taxation under Section 409A, payment of such awards shall be made upon the earliest date upon which such payment may be made without resulting in taxation under Section 409A of the Code.
          15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
          (A) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
          (B) “Auditor” shall have the meaning set forth in Section 6.2 hereof.
          (C) “Base Amount” shall have the meaning set forth in section 280G(b)(3) of the Code.
          (D) “Board” shall mean the Board of Directors of the Company.

          (E) “Cause” for termination by the Company of the Executive’s employment shall mean the Executive’s (i) commission of a felony or other crime of moral turpitude, (ii) breach of any material term of the severance agreement or the company’s policies and procedures, as in effect from time to time, (iii) willful and continued failure to perform material duties of his position or habitual neglect of any such material duties, which failure or neglect continues after the employee has been given notice and 30 days to cure, or (iv) willful engaging in conduct that is materially injurious to the company, monetarily or otherwise.
          (F) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
          (I) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Securities Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Voting Securities, provided, however, that the following shall not constitute a Change in Control pursuant to this Section 15(F)(I): (A) any acquisition of Voting Securities or Stock of the Company directly from the Company other than in connection with a transaction described in Section 15(F)(III); (B) any acquisition or beneficial ownership by the Company or a Subsidiary; (C) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries; (D) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of the combined voting power of the Company’s then outstanding Voting Securities and the Stock of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Stock of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Stock, as the case may be, immediately prior to such acquisition; or
          (II) A majority of the members of the Board shall not be Continuing Directors; or;
          (III) The consummation of a merger, consolidation or reorganization of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such merger, consolidation, reorganization or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Stock of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or
          (IV) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the consummation of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Stock of the Company immediately prior to such sale or other disposition in substantially the same proportions as their beneficial ownership immediately prior to such sale or other disposition, of the Voting Securities and Stock of the Company, as the case may be.
          (G) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          (H) “Company” shall mean US BioEnergy Corporation and, except in determining whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.
          (I) “Continuing Directors” means: (i) individuals who, on the date of this Agreement, are directors of the Company; (ii) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board; and (iii) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships; provided, however, that a Continuing Director shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company.
          (J) “Date of Termination” shall have the meaning set forth in Section 7.2 hereof.

          (K) “Disability” shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties.
          (L) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
          (M) “Executive” shall mean the individual named in the first paragraph of this Agreement.
          (N) “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VI) below to a “Change in Control” as references to a “Potential Change in Control”), of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:
          (I) a material adverse alteration in the nature or status of the Executive’s duties, responsibilities or stature from those in effect immediately prior to the Change in Control;
          (II) a material reduction in the Executive’s salary or target annual bonus opportunity from those in effect immediately prior to the Change in Control;
          (III) failure by the Company to pay the Executive current compensation within a reasonable period after that compensation is due;
          (IV) failure by the Company to provide the Executive with benefits that are substantially similar in the aggregate to those provided to the Executive immediately prior to the Change in Control, except for reductions in benefits which apply to all similarly situated individuals;
          (V) a relocation of the Executive’s principal place of employment to a new work location 50 miles or more from the Executive’s place of employment immediately prior to the Change in Control, excluding a relocation to the Minneapolis/St. Paul, Minnesota greater metropolitan area; or

          (VI) the failure by the Company to require a successor to assume this Agreement.
          The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
          (O) “Notice of Termination” shall have the meaning set forth in Section 7.1 hereof.
          (P) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof
          (Q) “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
          (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
          (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
          (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing [15]% or more of either the then outstanding             shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or
          (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
          (R) “Retirement” shall be deemed the reason for the termination by the Executive of the Executive’s employment if such employment is terminated in accordance with the Company’s retirement policy, including early retirement, generally applicable to its salaried employees.
          (S) “Severance Payments” shall have the meaning set forth in Section 6.1 hereof.
          (T) “Stock” means the common stock, $0.01 par value per share, of the Company.

          (U) “Subsidiary” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
          (V) “Tax Counsel” shall have the meaning set forth in Section 6.2 hereof.
          (W) “Term” shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).
          (X) “Total Payments” shall mean those payments so described in Section 6.2 hereof.
          (Y) “Voting Securities” means the Company’s then outstanding securities entitled to vote generally in the election of directors.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

US BIOENERGY CORPORATION
By:
Name:
Title:

EXECUTIVE

Address:

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